 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2017

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)       The Annual Meeting of Shareholders of IntriCon was held on April 27, 2017.

(b)       At the meeting, IntriCon’s shareholders: (i) re-elected each of Robert N. Masucci and Philip I. Smith as a director of IntriCon for a term of three years and until his successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement, referred to as “say-on-pay”; and (iii) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent auditor for fiscal year 2017.

In addition to the reelected directors referenced in the preceding paragraph, the terms of the following directors continued after the meeting: Nicholas A. Giordano, Mark S. Gorder and Michael J. McKenna.

The tabulation of votes for each proposal is as follows:

(1)	Election of Directors:
Nominee	Votes For	Withheld Authority	Broker Non-Votes
Robert N. Masucci	3,538,811	228,176	1,905,892
Philip I. Smith	2,994,266	772,721	1,905,892

(2)	Approval of Executive Compensation (“Say-on-Pay”):
Votes For	3,642,144
Votes Against	113,323
Votes Abstained	11,520
Broker Non-Votes	1,905,892

(3)       Ratification of Appointment of Independent Auditor:

Votes For	5,616,967
Votes Against	47,764
Votes Abstained	8,148
Broker Non-Votes	---

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

	By:	/s/ Annalee Lutgen
	Name:	Annalee Lutgen
	Title:	Director of Finance
Date: May 2, 2017

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